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                                                                      EXHIBIT 11




                           MONARCH DENTAL CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                 JUNE 30,                   JUNE 30,
                                                          -----------------------     -----------------------
                                                            1999          1998          1999          1998
                                                          ---------     ---------     ---------     ---------
Net income                                                $   1,126     $   1,352     $   1,739     $   2,456
                                                          =========     =========     =========     =========


Weighted average common shares outstanding                   13,003        10,324        12,547        10,280
Weighted average common equivalent shares outstanding          --             142          --             117
                                                          ---------     ---------     ---------     ---------
Weighted average common and common equivalent
   shares outstanding
                                                             13,003        10,466        12,547        10,397
                                                          =========     =========     =========     =========

NET INCOME PER COMMON SHARE:

Net income                                                $    0.09     $    0.13     $    0.14     $    0.24
                                                          =========     =========     =========     =========

NET INCOME PER SHARE - ASSUMING DILUTION:

Net income                                                $    0.09     $    0.13     $    0.14     $    0.24
                                                          =========     =========     =========     =========
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